UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 29, 2012

(Date of earliest event reported)

PremierWest Bancorp

(Exact Name of Registrant as Specified in its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road

Medford, Oregon 97504

(Address of Principal Executive Office)(Zip Code)

541-618-6003

Registrant's Telephone Number, Including Area Code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 19, 2012, PremierWest Bancorp’s wholly-owned subsidiary PremierWest Bank entered into a Purchase and Assumption Agreement with Pacific Crest Federal Credit Union, pursuant to which the Bank agreed to transfer two of its branches located in Dorris and Tulelake, California, to the Credit Union. The Bank completed the foregoing transaction on June 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2012	PREMIERWEST BANCORP (Registrant) By: /s/ Tom Anderson Tom Anderson Executive Vice President and Chief Administrative Officer